News Release
HEALTHCARE REALTY ANNOUNCES PROPOSED EXCHANGEABLE SENIOR NOTES OFFERING

NASHVILLE, Tenn. - (GLOBE NEWSWIRE) - May 4, 2026 - Healthcare Realty Trust Incorporated (NYSE: HR) (“Healthcare Realty”) today announced that its operating partnership, Healthcare Realty Holdings, L.P. (“Healthcare Realty L.P.”), intends to offer, subject to market and other conditions, $500,000,000 aggregate principal amount of exchangeable senior notes due 2032 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Healthcare Realty will fully and unconditionally guarantee the notes on a senior, unsecured basis. Healthcare Realty L.P. also expects to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $75,000,000 aggregate principal amount of notes.

The notes will be senior, unsecured obligations of Healthcare Realty L.P., will accrue interest payable semi-annually in arrears and will mature on January 15, 2032, unless earlier repurchased, redeemed or exchanged. Noteholders will have the right to exchange their notes in certain circumstances and during specified periods. Healthcare Realty L.P. will settle exchanges in cash and, if applicable, shares of Healthcare Realty’s class A common stock.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Healthcare Realty L.P.’s option at any time, and from time to time, on or after January 22, 2030 and on or before the 30th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Healthcare Realty’s class A common stock exceeds 130% of the exchange price for a specified period of time and certain other conditions are satisfied. In addition, the notes will be redeemable, in whole or in part, at Healthcare Realty L.P.’s option at any time to the extent necessary to preserve Healthcare Realty’s status as a real estate investment trust for U.S. federal income tax purposes. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require Healthcare Realty L.P. to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The notes will be entitled to the benefits of a registration rights agreement pursuant to which Healthcare Realty will agree to register, under the Securities Act, the resale of the shares of Healthcare Realty’s class A common stock, if any, issuable upon exchange of the notes within specified time periods and subject to certain limitations.

The interest rate, initial exchange rate and other terms of the notes will be determined at the pricing of the offering.

Healthcare Realty L.P. intends to use (i) a portion of the net proceeds from the offering to fund the cost of entering into the capped call transactions described below; (ii) up to approximately $75.0 million of the net proceeds to repurchase shares of Healthcare Realty’s class A common stock concurrently with the pricing of the offering in privately negotiated transactions through one of the initial purchasers of the offering or its affiliate, as Healthcare Realty L.P.’s agent; and (iii) the remainder of the net proceeds from the offering, together with borrowings from its unsecured revolving credit facility, to repay outstanding indebtedness under its 3.500% Senior Notes due 2026. If the initial purchasers exercise their option to purchase additional notes, then Healthcare Realty L.P. intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below. Pending such uses, Healthcare Realty L.P. intends to invest the proceeds in a variety of capital preservation investments, including short-term, interest-bearing instruments such as U.S. government securities and municipal bonds, and may apply proceeds to outstanding indebtedness under its revolving credit and term loan agreement.

In connection with the pricing of the notes, Healthcare Realty L.P. and Healthcare Realty expect to enter into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or one or more other financial institutions (the “option counterparties”). The capped call transactions are expected to cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Healthcare Realty’s class A common stock that will initially underlie the notes. If the initial purchasers exercise their option to purchase additional notes, then Healthcare Realty L.P. and Healthcare Realty expect to enter into additional capped call transactions with the option counterparties.

The capped call transactions are expected generally to reduce the potential dilution to Healthcare Realty’s class A common stock upon any exchange of the notes and/or offset any potential cash payments Healthcare Realty L.P. is required to make in excess of the principal amount of exchanged notes, as the case may be, upon exchange of the notes. If, however, the market price per share of Healthcare Realty’s class A common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Healthcare Realty’s class A common stock and/or purchase shares of Healthcare Realty’s class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Healthcare Realty’s class A common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Healthcare Realty’s class A common stock and/or purchasing or selling Healthcare Realty’s class A common stock or other securities of Healthcare Realty in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so following any fundamental change repurchase, redemption or early exchange of the notes and during any observation period related to an exchange of notes after October 15, 2031, or, to the extent Healthcare Realty L.P. exercises the relevant election under the capped call transactions, following any other repurchase of the notes). This activity could also cause or avoid an increase or decrease in the market price of Healthcare Realty’s class A common stock or the notes, which could affect the ability to exchange the notes, and, to the extent the activity occurs during any observation period related to an exchange of notes, it could affect the number of shares and value of the consideration that noteholders will receive upon exchange of the notes.

The offer and sale of the notes, the guarantee and any shares of Healthcare Realty’s class A common stock issuable upon exchange of the notes have not been registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. Although Healthcare Realty L.P. and Healthcare Realty intend to enter into a registration rights agreement pursuant to which Healthcare Realty will agree to register, under the Securities Act, the resale of the shares of Healthcare Realty’s class A common stock, if any, issuable upon exchange of the notes, the registration rights agreement will contain significant limitations, and a resale registration statement may not be available at the time investors wish to resell the shares of Healthcare Realty’s class A common stock, if any, issuable upon exchange of their notes. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Healthcare Realty’s class A common stock issuable upon exchange of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Healthcare Realty
Healthcare Realty Trust Incorporated (NYSE: HR) is the largest public, pure-play owner, operator and developer of medical outpatient buildings in the United States.

Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the proceeds and the anticipated terms of, and the effects of entering into, the capped call transactions described above. Forward-looking statements represent Healthcare Realty’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Healthcare Realty’s class A common stock and risks relating to Healthcare Realty’s business, including those described in periodic reports that Healthcare Realty L.P. files from time to time with the SEC. Healthcare Realty L.P. may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and neither Healthcare Realty nor Healthcare Realty L.P. undertakes to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact Information
Daniel Gabbay
EVP & Chief Financial Officer
InvestorRelations@healthcarerealty.com